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EXHIBIT 32.2

CERTIFICATION BY CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of PanAmSat Corporation (the "Company") on Form 11-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael J. Inglese, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the Statements of Net Assets Available for Benefits as of December 31, 2003 and 2002 and the Statements of Changes in Net Assets Available for Benefits for the years ended December 31, 2003 and 2002 of the Plan.

June 28, 2004
/s/ MICHAEL J. INGLESE Michael J. Inglese Executive Vice President and Chief Financial Officer

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  EXHIBIT 32.2